Exhibit 1.2

QWEST CORPORATION

PRICE DETERMINATION AGREEMENT

September 22, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

MORGAN STANLEY & CO. LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS

C/O	MERRILL LYNCH, PIERCE, FENNER & SMITH

                   INCORPORATED

ONE BRYANT PARK

NEW YORK, NEW YORK 10036

MORGAN STANLEY & CO. LLC

1585 BROADWAY

NEW YORK, NEW YORK 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York, 10019

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated September 22, 2014 (the “Underwriting Agreement”), between Qwest Corporation, a Colorado corporation (the “Company”), and the Underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters, and the purchase by the Underwriters, severally but not jointly, from the Company, subject to the terms and conditions set forth therein, of $500,000,000 aggregate principal amount of the Company’s 6.875% Notes due 2054 (the “Initial Securities”) to be issued pursuant to an Indenture dated as of October 15, 1999, between the Company (formerly named US WEST Communications, Inc.) and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company and J.P. Morgan Trust Company, National Association), as amended and supplemented to the date hereof, and as will be further supplemented by the Thirteenth Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, to be dated as of September 29, 2014 relating to the Securities (as defined herein). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

For all purposes of the Underwriting Agreement, “Time of Sale” means 4:30 p.m. (New York City time) on the date of this Price Determination Agreement.

Pursuant to Section 1(b) of the Underwriting Agreement, the undersigned agree with the Underwriters that the purchase price for the Initial Securities to be paid by the Underwriters shall be 96.85% of the aggregate principal amount of the Initial Securities set forth opposite the names of the Underwriters in Schedule I attached thereto for retail sales (aggregating to a $478,221,087.50 purchase price in respect of $493,775,000.00 aggregate principal amount of such sales); provided that such purchase price will be 98.00% of the aggregate principal amount of the Securities sold by the Underwriters to certain institutions (aggregating to a $6,100,500.00 purchase price in respect of $6,225,000.00 aggregate principal amount of such sales). In addition, pursuant to Section 1(c) of the Underwriting Agreement, the Company hereby grants to the Underwriters an option to purchase up to an additional $75,000,000 aggregate principal amount of the Company’s 6.875% Notes due 2054 (the “Option Securities” and, together with the Initial Securities, the “Securities”).

The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICE DETERMINATION AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

This Price Determination Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

QWEST CORPORATION

By:	/s/ R. Stewart Ewing, Jr.
Name:	R. Stewart Ewing, Jr.
Title:	Executive Vice President and Chief Financial Officer

Confirmed as of the date first above mentioned:

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Morgan Stanley & Co. LLC

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Keith Harman
Name:	Keith Harman
Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

By:	UBS Securities LLC

By:	/s/ Christian Stewart
Name:	Christian Stewart
Title:	Managing Director

By:	/s/ Prath Reddy
Name:	Prath Reddy
Title:	Associate Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director